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                                                                       EXHIBIT 8



                           SIDLEY AUSTIN BROWN & WOOD
                a partnership including professional corporations


    DALLAS                    BANK ONE PLAZA                    BEIJING
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WRITER'S DIRECT NUMBER                                  WRITER'S E-MAIL ADDRESS


                                October 23, 2001


Household Capital Trust VII
Household International, Inc.
2700 Sanders Road
Prospect Heights, IL  60070

                  Re:      HOUSEHOLD CAPITAL TRUST VII
                           TRUST PREFERRED SECURITIES
                           ----------------------------

Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form S-3 (Registration numbers 333-70744 and 333-70744-01), including all amendments thereto, filed with the Securities and Exchange Commission by Household International, Inc. ("HII") and Household Capital Trust VII (the "Trust") and the preliminary prospectus (the "Preliminary Prospectus") included in the Registration Statement.

                  We have acted as special tax counsel to HII and the Trust in connection with the Preliminary Prospectus forming a part of the Registration Statement.

                  In rendering the opinion expressed below, we have examined the Preliminary Prospectus and such other documents as we have deemed relevant and necessary, including, without limitation, the Declaration of Trust, the Form of Amended and Restated Declaration of Trust, the Indenture, and the Form of Supplemental Indenture attached as Exhibits to the Registration Statement. Such opinion is conditioned, among other things, upon the accuracy and completeness of the facts, information and representations contained in the Preliminary Prospectus as of the date hereof and the continuing accuracy and completeness thereof as of the date of the issuance of the Trust Preferred Securities (the "Trust Preferred Securities") described in the Registration Statement. We have assumed that such other documents will be enforceable and the Trust valid under applicable state law, that the transactions contemplated by the Preliminary Prospectus and such other documents will occur as provided therein, and that there will be no material change to the Preliminary Prospectus or any of such other documents between the date hereof and the date of the issuance of the Trust Preferred Securities.

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SIDLEY AUSTIN BROWN & WOOD                                              CHICAGO

Household Capital Trust VII
Household International, Inc.
October 23, 2001
Page 2

                  The statements contained in the Preliminary Prospectus under the heading "Certain United States Federal Income Tax Consequences" to the extent they constitute matters of federal income tax law or legal conclusions with respect thereto, have been prepared or reviewed by us and, in our opinion, are correct in all material respects. We hereby affirm to you the opinions attributed to us under such heading in the Preliminary Prospectus.

                  This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the caption "Certain United States Federal Income Tax Consequences" and "Legal Matters" in the Preliminary Prospectus included in the Registration Statement.

                  This opinion is rendered as of the date hereof based on the law and facts in existence on the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in law or fact, whether or not material, which may be brought to our attention at a later date.

                                                Very truly yours,



                                                /s/ SIDLEY AUSTIN BROWN & WOOD